Exhibit 99.1

United Online Announces Sale of Classmates, Inc. for $30 million in All-cash Transaction

-                                            As a result, updates third quarter and full year 2015 guidance

WOODLAND HILLS, Calif., August 12, 2015 — United Online, Inc. (NASDAQ: UNTD), a leading provider of consumer services and products over the Internet, today announced that it has completed the sale of all of the stock of its wholly-owned subsidiary, Classmates, Inc., to Intelius Holdings, Inc. for $30 million cash, subject to a post-closing working capital adjustment.

“This is a great outcome for United Online and is fully consistent with our strategy to focus on our growth areas of e-commerce and loyalty and value-based communications,” said Francis Lobo, President and Chief Executive Officer of United Online.  “Importantly, this divestiture of a non-strategic asset will enable us to allocate additional capital to fuel growth in our existing businesses and in new products. Further, M&A remains an integral part of our strategy as we continue to evaluate complementary opportunities in our growth areas.”

Business Outlook

As a result of this sale, United Online is updating its guidance for the third quarter ending September 30, 2015 and for the full year ending December 31, 2015 as follows:

Third Quarter of 2015

•                  Revenues within a range of $34.0 to $37.0 million;

•                  Adjusted OIBDA within a range of $3.5 to $5.5 million; and

•                  Operating income within a range of $0 to $2.0 million.

Full Year 2015:

•                  Revenues within a range of $149.0 to $154.0 million;

•                  Adjusted OIBDA within a range of $19.0 to $24.0 million; and

•                  Operating income within a range of $3.9 to $8.9 million.

The table below reconciles the Company’s guidance for operating income, a GAAP measure, to adjusted OIBDA, a non-GAAP measure.

(in millions)	Third Quarter 2015 Guidance	Full Year 2015 Guidance
Revenues	$34.0 — $37.0	$149.0 — $154.0
Operating Income	$0 — $2.0	$3.9 — $8.9
Depreciation	$1.6	$6.4
Amortization of intangible assets	$0.1	$0.4
Stock-based compensation	$1.5	$6.3
Restructuring, transaction-related and litigation or dispute settlement costs	$0.3	$2.0
Adjusted OIBDA(1)	$3.5 — $5.5	$19.0 — $24.0

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where the company’s brands have attracted a large online audience that includes more than 40 million registered accounts. The Company’s primary Communications service is Internet access. The Company’s Commerce & Loyalty segment provides a complete web, browser and mobile shopper experience through a portfolio of apps, browser extensions and online portals and promotes commerce and other engagement from its loyalty marketing service. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India.

Non-GAAP Measures

In evaluating the company’s performance, management uses adjusted OIBDA, calculated both on a consolidated and segment basis, and free cash flow measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses that would not otherwise have been incurred by the company in the normal course of the company’s business operations or are not reflective of the company’s core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring and other exit costs may be considered recurring given the company’s ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company’s regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company’s core results and tend to vary based on timing, frequency and magnitude.

Restructuring and Other Exit Costs—Restructuring and other exit costs consist primarily of employee termination costs, facility closure and relocation costs, and contract termination costs.

Litigation or Dispute Settlement Charges or Gains—These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs—The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures

(1) Adjusted operating income (loss) before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income (loss) before depreciation; amortization; stock-based compensation; restructuring and other exit costs; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been and may continue to be modified from time to time to take into account non-cash or unusual, infrequent or non-recurring charges. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company’s core operating results over time (such as restructuring and other exit costs, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance. The company’s board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying table and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and other exit costs, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income (loss), directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income (loss) is provided in the accompanying table. In addition, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in the company’s financial results for the foreseeable future.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others:

the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

CONTACT:  United Online, Inc.

Investors:
Addo Communications
Kimberly Orlando
(310) 829-5400
investors@untd.com

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